Exhibit 99.1

ELECTRONIC ARTS REPORTS Q2 FY14 FINANCIAL RESULTS

Q2 Non-GAAP Net Revenue and EPS Results Exceed Guidance

Fiscal Year 2014 Non-GAAP EPS Guidance Raised to $1.25 Per Share

REDWOOD CITY, CA – October 29, 2013 – Electronic Arts Inc. (NASDAQ: EA) today announced preliminary financial results for its second fiscal quarter ended September 30, 2013.

“EA’s strong second quarter was driven by great title launches, continued digital growth, and financial discipline,” said Chief Executive Officer Andrew Wilson. “While we have made good progress in the first half of the year, we remain focused on executing our FY14 plan and delivering a full slate of amazing games and services to players on current and next-generation consoles, mobile, and PC.”

“We exceeded our revenue and EPS guidance in the second quarter through a combination of delivering on revenue, and managing our costs,” said Chief Financial Officer Blake Jorgensen. “We are reaffirming our annual non-GAAP net revenue guidance of $4 billion, and raising our non-GAAP EPS guidance from $1.20 to $1.25 per share.”

This release, along with ongoing updates regarding EA’s business, is available on EA’s blog at http://ea.com/news.

Selected Operating Highlights and Metrics:

*On a non-GAAP basis

•	EA raised its fiscal year earnings per share guidance from $1.20 to $1.25 per share*.

•	Trailing twelve-month non-GAAP digital net revenue was up 22% versus the prior year to a record $1.75 billion*.

•	On a year-to-date basis, EA SPORTS™ NCAA® Football Ultimate Team, Madden NFL Ultimate Team, NHL® Hockey Ultimate Team, and FIFA Ultimate Team each grew year over year and drove digital net revenue* growth.

•	EA’s mobile and handheld non-GAAP digital net revenue generated $105 million* in Q2 FY14, a 19% year-over-year increase over Q2 FY13.

•	The Simpsons™: Tapped Out eclipsed $100 million* in life-to-date digital net revenue, and has been in the top 20 iPhone grossing games in the U.S. for all but 12 days, since launching in August 2012.

•	Plants vs. Zombies™ 2 has been installed over 25 million times on iOS devices since launching in August 2013, more than the lifetime total of the original Plants vs. Zombies.

•	Real Racing™ 3 continued its revenue growth* since launching in February 2013, has been downloaded over 70 million times, and is currently averaging 18 million monthly active users.

•	FIFA digital net revenue generated over $145 million* in the first half of fiscal 14, an increase of over 25% compared to the first half of fiscal 13.

Q2 Financial Highlights:

For the quarter, non-GAAP net revenue of $1,040 million was above our guidance of $975 million. Non-GAAP diluted earnings per share of $0.33 was above our guidance of $0.12.

(in millions of $, except per share amounts)	Quarter Ended 9/30/13	Quarter Ended 9/30/12

GAAP Digital Net Revenue	$450	$324
GAAP Publishing Packaged Goods and Other Net Revenue	223	365
GAAP Distribution Packaged Goods Net Revenue	22	22

GAAP Total Net Revenue	$695	$711

Non-GAAP Digital Net Revenue	$348	$314
Non-GAAP Publishing Packaged Goods and Other Net Revenue	670	744
Non-GAAP Distribution Packaged Goods Net Revenue	22	22

Non-GAAP Total Net Revenue	$1,040	$1,080

GAAP Net Loss	$(273)	$(381)
Non-GAAP Net Income	105	49
GAAP Loss Per Share	(0.89)	(1.21)
Non-GAAP Diluted Earnings Per Share	0.33	0.15

Cash Used in Operations	$(6)	$(28)

Trailing Twelve Month (TTM) Financial Highlights:

(in millions of $)	TTM Ended 9/30/13	TTM Ended 9/30/12

GAAP Net Revenue	$3,775	$4,095
GAAP Net Income	227	15
Non-GAAP Net Revenue	3,757	4,199
Non-GAAP Net Income	329	309

Cash Provided by Operations	$342	$490

Business Outlook as of October 29, 2013

The following forward-looking statements, as well as those made above, reflect expectations as of October 29, 2013. Electronic Arts assumes no obligation to update these statements. Results may be materially different and are affected by many factors detailed in this release and in EA’s annual and quarterly SEC filings.

Fiscal Year 2014 Expectations – Ending March 31, 2014

•	GAAP net revenue is expected to be approximately $3.55 billion.

•	Non-GAAP net revenue is expected to be approximately $4.00 billion.

•	GAAP diluted loss per share is expected to be approximately $(0.72).

•	Non-GAAP diluted earnings per share is expected to be approximately $1.25.

•	The Company estimates a share count of 317 million for purposes of calculating fiscal year 2014 diluted earnings per share, and 308 million for diluted loss per share.

•	Expected non-GAAP net income excludes the following from expected GAAP net loss:

¡	Non-GAAP net revenue is expected to be approximately $450 million higher than GAAP net revenue due to the impact of the change in deferred net revenue (online-enabled games);

¡	Approximately $150 million of stock-based compensation;

¡	Approximately $38 million of acquisition-related expenses;

¡	Approximately $1 million of restructuring charges;

¡	Approximately $20 million from the amortization of debt discount;

¡	Approximately $40 million of college football settlement expenses; and

¡	Non-GAAP tax expense is expected to be approximately $82 million higher than GAAP tax expense.

Third Quarter Fiscal Year 2014 Expectations – Ending December 31, 2013

•	GAAP net revenue is expected to be approximately $775 million.

•	Non-GAAP net revenue is expected to be approximately $1,650 million.

•	GAAP diluted loss per share is expected to be approximately $(1.42).

•	Non-GAAP diluted earnings per share is expected to be approximately $1.22.

•	The Company estimates a share count of 318 million for purposes of calculating third quarter fiscal year 2014 diluted earnings per share, and 309 million for diluted loss per share.

•	Expected non-GAAP net income excludes the following from expected GAAP net loss:

¡	Non-GAAP net revenue is expected to be approximately $875 million higher than GAAP net revenue due to the impact of the change in deferred net revenue (online-enabled games);

¡	Approximately $40 million of stock-based compensation;

¡	Approximately $20 million of acquisition-related expenses;

¡	Approximately $1 million of restructuring charges;

¡	Approximately $5 million from the amortization of debt discount; and

¡	Non-GAAP tax expense is expected to be $114 million higher than GAAP tax expense.

Conference Call and Supporting Documents

Electronic Arts will host a conference call on October 29, 2013 at 2:00 pm PT (5:00 pm ET) to review its results for the fiscal quarter ended September 30, 2013 and its outlook for the future. During the course of the call, Electronic Arts may disclose material developments affecting its business and/or financial performance. Listeners may access the conference call live through the following dial-in number: 773-799-3213 (domestic) or 888-677-1083 (international), using the password “EA” or via webcast at http://ir.ea.com.

EA will also post a slide presentation that accompanies the call at http://ir.ea.com.

A dial-in replay of the conference call will be provided until November 12, 2013 at the following number: 203-369-0099 (domestic) or 866-356-3373 (international). A webcast replay of the conference call will be available for one year at http://ir.ea.com.

Non-GAAP Financial Measures

To supplement the Company’s unaudited condensed consolidated financial statements presented in accordance with GAAP, Electronic Arts uses certain non-GAAP measures of financial performance. The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP. The non-GAAP financial measures used by Electronic Arts include: non-GAAP net revenue, non-GAAP gross profit, non-GAAP operating income (loss), non-GAAP net income (loss) and historical and estimated non-GAAP diluted earnings (loss) per share. These non-GAAP financial measures exclude the following items, as applicable in a given reporting period, from the Company’s unaudited condensed consolidated statements of operations:

¡	Acquisition-related expenses

¡	Amortization of debt discount

¡	Certain non-recurring litigation expenses

¡	Change in deferred net revenue (online-enabled games)

¡	College football settlement expenses

¡	Loss (gain) on strategic investments

¡	Restructuring charges

¡	Stock-based compensation

¡	Income tax adjustments

Electronic Arts may consider whether other significant non-recurring items that arise in the future should also be excluded in calculating the non-GAAP financial measures it uses.

Electronic Arts believes that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding the Company’s performance by excluding certain items that may not be indicative of the Company’s core business, operating results or future outlook. Electronic Arts’ management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing the Company’s operating results both as a consolidated entity and at the business unit level, as well as when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate comparisons of the Company’s performance to prior periods.

In addition to the reasons stated above, which are generally applicable to each of the items Electronic Arts excludes from its non-GAAP financial measures, the Company believes it is appropriate to exclude certain items for the following reasons:

Acquisition-Related Expenses. GAAP requires expenses to be recognized for various types of events associated with a business acquisition. These events include, expensing acquired intangible assets, including acquired in-process technology, post-closing adjustments associated with changes in the estimated amount of contingent consideration to be paid in an acquisition, and the impairment of accounting goodwill created as a result of an acquisition when future events indicate there has been a decline in its value. When analyzing the operating performance of an acquired entity, Electronic Arts’ management focuses on the total return provided by the investment (i.e., operating profit generated from the acquired entity as compared to the purchase price paid including the final amounts paid for contingent consideration) without taking into consideration any allocations made for accounting purposes. Because the final purchase price paid for an acquisition necessarily reflects the accounting value assigned to both contingent consideration and to the intangible assets (including goodwill), when analyzing the operating performance of an acquisition in subsequent periods, the Company’s management excludes the GAAP impact of any adjustments to the fair value of these acquisition-related balances to its financial results.

Amortization of Debt Discount on the Convertible Senior Notes. Under GAAP, certain convertible debt instruments that may be settled in cash on conversion are required to be separately accounted for as liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer’s non-convertible debt borrowing rate. Accordingly, for GAAP purposes, we are required to amortize as a debt discount an amount equal to the fair value of the conversion option as interest expense on the Company’s $632.5 million of 0.75% convertible senior notes that were issued in a private placement in July 2011 over the term of the notes. Electronic Arts’ management will exclude the effect of this amortization when evaluating the Company’s operating performance and the performance of its management team during this period and will continue to do so, when it plans, forecasts and analyzes future periods.

Certain Non-recurring Litigation Expenses. During the fourth quarter of fiscal 2012, Electronic Arts recognized a $27 million expense related to a settlement of a litigation matter. This significant non-recurring litigation expense is excluded from our non-GAAP financial measures in order to provide comparability between periods. Further, the Company excluded this expense when evaluating its operating performance and the performance of its management team during this period and will continue to do so when it plans, forecasts and analyzes future periods.

Change in Deferred Net Revenue (Online-enabled Games). The majority of our software games can be connected to the Internet whereby a consumer may be able to download unspecified content or updates on a when-and-if-available basis (“unspecified updates”) for use with the original game software. In addition, we may also offer an online matchmaking service that permits consumers to play against each other via the Internet. GAAP requires us to account for the consumer’s right to receive unspecified updates or the matchmaking service for no additional fee as a “bundled” sale, or multiple-element arrangement. Electronic Arts is not able to objectively determine the fair value of these unspecified updates or online services included in certain of its online-enabled games. As a result, the Company recognizes the revenue from the sale of these online-enabled games on a straight-line basis over the estimated offering period. Internally, Electronic Arts’ management excludes the impact of the change in deferred net revenue related to online-enabled games in its non-GAAP financial measures when evaluating the Company’s operating performance, when planning, forecasting and analyzing future periods, and when assessing the performance of its management team. The Company believes that excluding the impact of the change in deferred net revenue from its operating results is important to (1) facilitate comparisons between periods in understanding our underlying sales performance for the period, and (2) understanding our operations because all related costs of revenue are expensed as incurred instead of deferred and recognized ratably.

College Football Settlement Expenses. During the second quarter of fiscal 2014, Electronic Arts recognized a $40 million charge for expected litigation settlement and license expenses related to our college football business. This expense is excluded from our non-GAAP financial measures in order to provide comparability between periods. Further, the Company excluded this expense when evaluating its operating performance and the performance of its management team during this period and will continue to do so when it plans, forecasts and analyzes future periods.

Loss (gain) on Strategic Investments. From time to time, the Company makes strategic investments. Electronic Arts’ management excludes the impact of any losses and gains on such investments when evaluating the Company’s operating performance, when planning, forecasting and analyzing future periods, and when assessing the performance of its management team. In addition, the Company believes that excluding the impact of such losses and gains on these investments from its operating results is important to facilitate comparisons to prior periods.

Restructuring Charges. Although Electronic Arts has engaged in various restructuring activities in the past, each has been a discrete event based on a unique set of business objectives. Each of these restructurings has been unlike its predecessors in terms of its operational implementation, business impact and scope. As such, the Company believes it is appropriate to exclude restructuring charges from its non-GAAP financial measures.

Stock-Based Compensation. When evaluating the performance of its individual business units, the Company does not consider stock-based compensation charges. Likewise, the Company’s management teams exclude stock-based compensation expense from their short and long-term operating plans. In contrast, the Company’s management teams are held accountable for cash-based compensation and such amounts are included in their operating plans. Further, when considering the impact of equity award grants, Electronic Arts places a greater emphasis on overall shareholder dilution rather than the accounting charges associated with such grants.

Income Tax Adjustments. The Company uses a fixed, long-term projected tax rate internally to evaluate its operating performance, to forecast, plan and analyze future periods, and to assess the performance of its management team. Prior to April 1, 2013, a 28 percent tax rate was applied to its non-GAAP financial results. Based on a re-evaluation of its fixed, long-term projected tax rate, beginning in fiscal year 2014, the Company has applied a tax rate of 25 percent to its non-GAAP financial results.

In the financial tables below, Electronic Arts has provided a reconciliation of the most comparable GAAP financial measures to non-GAAP financial measures used in this press release.

Forward-Looking Statements

Some statements set forth in this release, including the information relating to EA’s fiscal 2014 guidance information under the heading “Business Outlook”, contain forward-looking statements that are subject to change. Statements including words such as “anticipate”, “believe”, “estimate” or “expect” and statements in the future tense are forward-looking statements. These forward-looking statements are preliminary estimates and expectations based on current information and are subject to business and economic risks and uncertainties that could cause actual events or actual future results to differ materially from the expectations set forth in the forward-looking statements.

Some of the factors which could cause the Company’s results to differ materially from its expectations include the following: sales of the Company’s titles; the Company’s ability to manage expenses; the competition in the interactive entertainment industry; the effectiveness of the Company’s sales and marketing programs; timely development and release of Electronic Arts’ products; the Company’s ability to realize the anticipated benefits of acquisitions; the consumer demand for, and the availability of an adequate supply of console hardware units; the Company’s ability to predict consumer preferences among competing platforms; the Company’s ability to service and support digital product offerings, including managing online security; general economic conditions; and other factors described in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2013.

These forward-looking statements are current as of October 29, 2013. Electronic Arts assumes no obligation and does not intend to update these forward-looking statements. In addition, the preliminary financial results set forth in this release are estimates based on information currently available to Electronic Arts.

While Electronic Arts believes these estimates are meaningful, they could differ from the actual amounts that Electronic Arts ultimately reports in its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2013. Electronic Arts assumes no obligation and does not intend to update these estimates prior to filing its Form 10-Q for the fiscal quarter ended September 30, 2013.

About Electronic Arts

Electronic Arts (NASDAQ:EA) is a global leader in digital interactive entertainment. The Company’s game franchises are offered as both packaged goods products and online services delivered through Internet-connected consoles, personal computers, mobile phones and tablets. EA has more than 300 million registered players in over 200 countries. In fiscal year 2013, EA posted GAAP net revenue of $3.8 billion. Headquartered in Redwood City, California, EA is recognized for critically acclaimed, high-quality blockbuster franchises such as The Sims™, Madden NFL, FIFA Soccer, Need for Speed™, Battlefield™, and Mass Effect™. More information about EA is available at http://info.ea.com.

For additional information, please contact:

Rob Sison	John Reseburg
Vice President, Investor Relations	Senior Director, Corporate Communications
650-628-7787	650-628-3601
rsison@ea.com	jreseburg@ea.com

EA SPORTS, Plants vs. Zombies, The Sims, Real Racing, Need for Speed, Mass Effect and Battlefield, are trademarks of Electronic Arts Inc. and its subsidiaries. The Simpsons TM & © 2012 Twentieth Century Fox Film Corporation. All Rights Reserved. NCAA, John Madden, NFL, NHL and FIFA are the property of their respective owners and used with permission.

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Statements of Operations

(in millions, except per share data)

	Three Months Ended September 30,		Six Months Ended September 30,
	2013	2012	2013	2012
Net revenue
Product	$350	$481	$893	$1,183
Service and other	345	230	751	483

Total net revenue	695	711	1,644	1,666
Cost of revenue
Product	341	371	471	503
Service and other	72	74	136	147

Total cost of revenue	413	445	607	650

Gross profit	282	266	1,037	1,016
Operating expenses:
Marketing and sales	164	219	311	370
General and administrative	129	100	214	188
Research and development	283	306	561	588
Acquisition-related contingent consideration	(44)	—	(37)	(20)
Amortization of intangibles	4	7	8	14
Restructuring and other	(2)	(2)	(1)	25

Total operating expenses	534	630	1,056	1,165

Operating loss	(252)	(364)	(19)	(149)
Interest and other income (expense), net	(8)	(4)	(13)	(9)

Loss before provision for income taxes	(260)	(368)	(32)	(158)
Provision for income taxes	13	13	19	22

Net loss	$(273)	$(381)	$(51)	$(180)

Loss per share
Basic and Diluted	$(0.89)	$(1.21)	$(0.17)	$(0.57)
Number of shares used in computation
Basic and Diulted	308	316	306	317

Non-GAAP Results (in millions, except per share data)

The following tables reconcile the Company’s net loss and loss per share as presented in its Unaudited Condensed Consolidated Statements of Operations and prepared in accordance with Generally Accepted Accounting Principles (“GAAP”) to its non-GAAP net income (loss) and non-GAAP earnings (loss) per share.

	Three Months Ended September 30,		Six Months Ended September 30,
	2013	2012	2013	2012
Net loss	$(273)	$(381)	$(51)	$(180)
Acquisition-related expenses	(26)	21	—	23
Amortization of debt discount	5	5	10	10
Change in deferred net revenue (online-enabled games)	345	369	(109)	(95)
College football settlement expenses	40	—	40	—
Restructuring and other	(2)	(2)	(1)	25
Stock-based compensation	38	44	71	83
Income tax adjustments	(22)	(7)	24	53

Non-GAAP net income (loss)	$105	$49	$(16)	$(81)

Non-GAAP earnings (loss) per share
Basic	$0.34	$0.16	$(0.05)	$(0.26)
Diluted	$0.33	$0.15	$(0.05)	$(0.26)
Number of shares used in Non-GAAP computation
Basic	308	316	306	317
Diluted	316	318	306	317

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Balance Sheets

(in millions)

	September 30,	March 31,
	2013	2013 (a)
ASSETS
Current assets:
Cash and cash equivalents	$1,090	$1,292
Short-term investments	328	388
Receivables, net of allowances of $117 and $200, respectively	594	312
Inventories	58	42
Deferred income taxes, net	51	52
Other current assets	219	239

Total current assets	2,340	2,325
Property and equipment, net	532	548
Goodwill	1,726	1,721
Acquisition-related intangibles, net	216	253
Deferred income taxes, net	48	53
Other assets	174	170

TOTAL ASSETS	$5,036	$5,070

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$208	$136
Accrued and other current liabilities	708	737
Deferred net revenue (online-enabled games)	935	1,044

Total current liabilities	1,851	1,917
0.75% convertible senior notes due 2016, net	570	559
Income tax obligations	207	205
Deferred income taxes, net	1	1
Other liabilities	121	121

Total liabilities	2,750	2,803
Common stock	3	3
Paid-in capital	2,251	2,174
Retained earnings (accumulated deficit)	(30)	21
Accumulated other comprehensive income	62	69

Total stockholders’ equity	2,286	2,267

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$5,036	$5,070

(a)	Derived from audited consolidated financial statements.

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Statements of Cash Flows

(in millions)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
OPERATING ACTIVITIES
Net loss	$(273)	$(381)	$(51)	$(180)
Adjustments to reconcile net loss to net cash used in operating activities:
Acquisition-related contingent consideration	(44)	—	(37)	(20)
Depreciation, amortization and accretion, net	56	56	112	112
Non-cash restructuring charges	—	—	—	7
Stock-based compensation	38	44	71	83
Change in assets and liabilities:
Receivables, net	(470)	(528)	(278)	(274)
Inventories	(16)	(11)	(15)	(13)
Other assets	38	29	8	—
Accounts payable	159	166	76	9
Accrued and other liabilities	158	228	(36)	109
Deferred income taxes, net	3	—	5	(10)
Deferred net revenue (online-enabled games)	345	369	(109)	(95)

Net cash used in operating activities	(6)	(28)	(254)	(272)

INVESTING ACTIVITIES
Capital expenditures	(24)	(25)	(53)	(56)
Proceeds from maturities and sales of short-term investments	117	152	250	280
Purchase of short-term investments	(90)	(60)	(191)	(197)
Acquisition-related restricted cash	—	25	—	25
Acquisition of subsidiaries, net of cash acquired	—	(10)	(5)	(10)

Net cash provided by investing activities	3	82	1	42

FINANCING ACTIVITIES
Payment of debt issuance costs	—	(2)	—	(2)
Proceeds from issuance of common stock	28	18	50	18
Repurchase and retirement of common stock	—	(108)	—	(179)
Acquisition-related contingent consideration payment	—	(25)	(1)	(26)

Net cash provided by (used in) financing activities	28	(117)	49	(189)

Effect of foreign exchange on cash and cash equivalents	9	15	2	(3)

Increase (decrease) in cash and cash equivalents	34	(48)	(202)	(422)
Beginning cash and cash equivalents	1,056	919	1,292	1,293

Ending cash and cash equivalents	$1,090	$871	$1,090	$871

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Supplemental Financial Information and Business Metrics

(in millions, except per share data)

	Q2	Q3	Q4	Q1	Q2	YOY %
	FY13	FY13	FY13	FY14	FY14	Change
QUARTERLY RECONCILIATION OF RESULTS
Net Revenue
GAAP net revenue	$711	$922	$1,209	$949	$695	(2%)
Change in deferred net revenue (online-enabled games)	369	260	(169)	(454)	345

Non-GAAP net revenue	$1,080	$1,182	$1,040	$495	$1,040	(4%)

Gross Profit
GAAP gross profit	$266	$493	$900	$755	$282	6%
Acquisition-related expenses	14	23	41	15	14
Change in deferred net revenue (online-enabled games)	369	260	(169)	(454)	345
Stock-based compensation	—	—	1	—	1

Non-GAAP gross profit	$649	$776	$773	$316	$642	(1%)

GAAP gross profit % (as a % of GAAP net revenue)	37%	53%	74%	80%	41%
Non-GAAP gross profit % (as a % of non-GAAP net revenue)	60%	66%	74%	64%	62%
Operating Income (Loss)
GAAP operating income (loss)	$(364)	$(39)	$309	$233	$(252)	31%
Acquisition-related expenses	21	(15)	51	26	(26)
Change in deferred net revenue (online-enabled games)	369	260	(169)	(454)	345
College football settlement expenses	—	—	—	—	40
Restructuring and other	(2)	2	—	1	(2)
Stock-based compensation	44	39	42	33	38

Non-GAAP operating income (loss)	$68	$247	$233	$(161)	$143	110%

GAAP operating income (loss) % (as a % of GAAP net revenue)	(51%)	(4%)	26%	25%	(36%)
Non-GAAP operating income (loss) % (as a % of non-GAAP net revenue)	6%	21%	22%	(33%)	14%
Net Income (Loss)
GAAP net income (loss)	$(381)	$(45)	$323	$222	$(273)	28%
Acquisition-related expenses	21	(15)	51	26	(26)
Amortization of debt discount	5	5	5	5	5
Change in deferred net revenue (online-enabled games)	369	260	(169)	(454)	345
College football settlement expenses	—	—	—	—	40
Gain on strategic investments	—	(14)	(25)	—	—
Restructuring and other	(2)	2	—	1	(2)
Stock-based compensation	44	39	42	33	38
Income tax adjustments	(7)	(56)	(58)	46	(22)

Non-GAAP net income (loss)	$49	$176	$169	$(121)	$105	114%

GAAP net income (loss) % (as a % of GAAP net revenue)	(54%)	(5%)	27%	23%	(39%)
Non-GAAP net income (loss) % (as a % of non-GAAP net revenue)	5%	15%	16%	(24%)	10%
Diluted Earnings (Loss) Per Share
GAAP earnings (loss) per share	$(1.21)	$(0.15)	$1.05	$0.71	$(0.89)	26%
Non-GAAP earnings (loss) per share	$0.15	$0.57	$0.55	$(0.40)	$0.33	120%

Number of diluted shares used in computation
GAAP	316	304	307	312	308
Non-GAAP	318	308	307	304	316

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Supplemental Financial Information and Business Metrics

(in millions, except per share data)

	Q2	Q3	Q4	Q1	Q2	YOY %
	FY13	FY13	FY13	FY14	FY14	Change
QUARTERLY NET REVENUE PRESENTATIONS - GAAP AND NON-GAAP
Geography Net Revenue
North America	329	409	513	395	303	(8%)
International	382	513	696	554	392	3%

Total GAAP Net Revenue	711	922	1,209	949	695	(2%)

North America	179	80	(76)	(190)	136
International	190	180	(93)	(264)	209

Change In Deferred Net Revenue (Online-Enabled Games)	369	260	(169)	(454)	345

North America	508	489	437	205	439	(14%)
International	572	693	603	290	601	5%

Total Non-GAAP Net Revenue	1,080	1,182	1,040	495	1,040	(4%)

North America	46%	44%	42%	42%	44%
International	54%	56%	58%	58%	56%

Total GAAP Net Revenue %	100%	100%	100%	100%	100%

North America	47%	41%	42%	41%	42%
International	53%	59%	58%	59%	58%

Total Non-GAAP Net Revenue %	100%	100%	100%	100%	100%

Net Revenue Composition
Publishing and Other	365	568	730	452	223	(39%)
Wireless, Internet-derived, and Advertising (Digital)	324	321	453	482	450	39%
Distribution	22	33	26	15	22	-

Total GAAP Net Revenue	711	922	1,209	949	695	(2%)

Publishing and Other	379	174	(334)	(350)	447
Wireless, Internet-derived, and Advertising (Digital)	(10)	86	165	(104)	(102)

Change In Deferred Net Revenue (Online-Enabled Games)	369	260	(169)	(454)	345

Publishing and Other	744	742	396	102	670	(10%)
Wireless, Internet-derived, and Advertising (Digital)	314	407	618	378	348	11%
Distribution	22	33	26	15	22	-

Total Non-GAAP Net Revenue	1,080	1,182	1,040	495	1,040	(4%)

Publishing and Other	51%	62%	60%	48%	32%
Wireless, Internet-derived, and Advertising (Digital)	46%	35%	38%	51%	65%
Distribution	3%	3%	2%	1%	3%

Total GAAP Net Revenue %	100%	100%	100%	100%	100%

Publishing and Other	69%	63%	38%	21%	64%
Wireless, Internet-derived, and Advertising (Digital)	29%	34%	59%	76%	34%
Distribution	2%	3%	3%	3%	2%

Total Non-GAAP Net Revenue %	100%	100%	100%	100%	100%

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Supplemental Financial Information and Business Metrics

(in millions, except per share data)

	Q2	Q3	Q4	Q1	Q2	YOY %
	FY13	FY13	FY13	FY14	FY14	Change
QUARTERLY NET REVENUE PRESENTATIONS - GAAP AND NON-GAAP
Platform Net Revenue
Xbox 360	204	277	379	256	167	(18%)
PLAYSTATION 3	150	289	404	238	131	(13%)
Wii	17	20	5	3	9	(47%)
PlayStation 2	6	3	2	1	2	(67%)

Total Consoles	377	589	790	498	309	(18%)
Mobile	75	86	109	113	75	-
PlayStation Handhelds	14	15	20	12	7	(50%)
Nintendo Handhelds	8	9	9	9	5	(38%)

Total Mobile and Handhelds	97	110	138	134	87	(10%)
PC	214	186	252	298	274	28%
Other	23	37	29	19	25	9%

Total GAAP Net Revenue	711	922	1,209	949	695	(2%)

Xbox 360	144	72	(105)	(148)	157
PLAYSTATION 3	222	95	(170)	(159)	232
Wii	—	—	(1)	—	(1)
PlayStation 2	1	—	—	—	—
Mobile	13	13	(4)	(9)	28
PlayStation Handhelds	7	11	(13)	(8)	5
Nintendo Handhelds	(2)	13	(3)	(7)	—
PC	(16)	56	127	(123)	(76)

Change In Deferred Net Revenue (Online-Enabled Games)	369	260	(169)	(454)	345

Xbox 360	348	349	274	108	324	(7%)
PLAYSTATION 3	372	384	234	79	363	(2%)
Wii	17	20	4	3	8	(53%)
PlayStation 2	7	3	2	1	2	(71%)

Total Consoles	744	756	514	191	697	(6%)
Mobile	88	99	105	104	103	17%
PlayStation Handhelds	21	26	7	4	12	(43%)
Nintendo Handhelds	6	22	6	2	5	(17%)

Total Mobile and Handhelds	115	147	118	110	120	4%
PC	198	242	379	175	198	-
Other	23	37	29	19	25	9%

Total Non-GAAP Net Revenue	1,080	1,182	1,040	495	1,040	(4%)

Xbox 360	29%	30%	31%	27%	24%
PLAYSTATION 3	21%	32%	34%	25%	19%
Wii	2%	2%	—	—	1%
PlayStation 2	1%	—	—	—	—

Total Consoles	53%	64%	65%	52%	44%
Mobile	11%	9%	9%	12%	11%
PlayStation Handhelds	2%	2%	2%	1%	1%
Nintendo Handhelds	1%	1%	1%	1%	1%

Total Mobile and Handhelds	14%	12%	12%	14%	13%
PC	30%	20%	21%	32%	39%
Other	3%	4%	2%	2%	4%

Total GAAP Net Revenue %	100%	100%	100%	100%	100%

Xbox 360	32%	30%	26%	22%	31%
PLAYSTATION 3	34%	32%	23%	16%	35%
Wii	2%	2%	—	1%	1%
PlayStation 2	1%	—	—	—	—

Total Consoles	69%	64%	49%	39%	67%
Mobile	8%	8%	10%	21%	10%
PlayStation Handhelds	2%	2%	1%	1%	1%
Nintendo Handhelds	1%	2%	1%	—	1%

Total Mobile and Handhelds	11%	12%	12%	22%	12%
PC	18%	21%	36%	35%	19%
Other	2%	3%	3%	4%	2%

Total Non-GAAP Net Revenue %	100%	100%	100%	100%	100%

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Supplemental Financial Information and Business Metrics

(in millions, except per share data)

	Q2	Q3	Q4	Q1	Q2	YOY %
	FY13	FY13	FY13	FY14	FY14	Change
CASH FLOW DATA
Operating cash flow	(28)	363	233	(248)	(6)	79%
Operating cash flow - TTM	490	378	324	320	342	(30%)
Capital expenditures	25	25	25	29	24	(4%)
Capital expenditures - TTM	144	125	106	104	103	(28%)
BALANCE SHEET DATA
Cash and cash equivalents	871	1,158	1,292	1,056	1,090	25%
Short-term investments	351	275	388	355	328	(7%)
Marketable equity securities	93	59	—	—	—	(100%)
Receivables, net	643	382	312	120	594	(8%)
Inventories	71	59	42	41	58	(18%)
Deferred net revenue (online-enabled games)
End of the quarter	953	1,213	1,044	590	935
Less: Beginning of the quarter	584	953	1,213	1,044	590

Change in deferred net revenue (online-enabled games)	369	260	(169)	(454)	345

STOCK-BASED COMPENSATION
Cost of goods sold	—	—	1	—	1
Marketing and sales	9	7	7	7	6
General and administrative	9	7	12	6	8
Research and development	26	25	22	20	23

Total Stock-Based Compensation	44	39	42	33	38